SCHEDULE 14A INFORMATION
                             Proxy Statement Pursuant to Section 14(a) of the
                                           Securities Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to <SUBSECTION> 240.14A-11(c) or
<SUBSECTION> 240.14a-12

                                          OREGON METALLURGICAL CORPORATION
                                          ________________________________
                             (Name of Registrant as Specified in its Charter)

         _____________________________________________________________________
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.
     1)  Title of each class of securities to which transaction applies:
     _________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:
     _________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
     _________________________________________________________________
     5)  Total fee paid:
     _________________________________________________________________

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previous Paid:
     _________________________________________________________________
     2)  Form, Schedule or Registration Statement No.:
     _________________________________________________________________
     3)  Filing Party:
     _________________________________________________________________
     4)  Date Filed:
     _________________________________________________________________

                                          OREGON METALLURGICAL CORPORATION
                                      530 Southwest 34th Avenue - P.O. Box 580
                                             Albany, Oregon  97321-0177




                                            [logo]<Registered Trademark>




                                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                              TO BE HELD APRIL 25, 1996

        The annual meeting of the shareholders of Oregon Metallurgical Corporation, an Oregon corporation, will be held in the auditorium of the Company office building at 530 Southwest 34th Avenue in Albany, Oregon, on the 25th day of April, 1996, at 10 o'clock a.m., Oregon Time, for the following purposes:

        (1)     To elect nine directors for the ensuing year;

        (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only shareholders of record as of the close of business on March 8, 1996, will be entitled to notice of and to vote at the meeting.

        You are cordially invited to attend the meeting in person. Whether or not you plan to attend, please date, sign and mail the enclosed proxy to avoid the expense of further solicitation. A majority of the outstanding shares must be represented at the meeting in order to transact business, and, whether you own few or many shares, your proxy is important in fulfilling this requirement.

        If you attend the meeting, you may withdraw your proxy and vote in person.


March 15, 1996                                BY ORDER OF THE BOARD OF DIRECTORS
                                              ORVAL N. THOMPSON, Secretary


OREMET<Registered Trademark> is the registered trademark of Oregon Metallurgical Corporation

                                                   PROXY STATEMENT

                                         FOR ANNUAL MEETING OF SHAREHOLDERS
                                              TO BE HELD APRIL 25, 1996

        This statement is furnished in connection with the solicitation of proxies for the annual meeting of shareholders of Oregon Metallurgical Corporation, (the "Company" or "Oremet") an Oregon corporation, to be held April 25, 1996. These proxies are solicited by the board of directors. A proxy may be revoked at any time prior to its exercise. Revocation of a proxy may be effected by appearing in person at the annual meeting or by a written revocation delivered to the Secretary of the Company prior to the convening of the annual meeting. This Proxy Statement and accompanying form of proxy were first sent or given to shareholders on approximately March 15, 1996.

        The Company has only one class of stock, namely, common stock. The close of business on March 8, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were outstanding 11,106,938 shares, each entitled to one vote. In the election of directors, the shareholders have cumulative voting rights. Proxies of shareholders will be voted by the persons named as proxies, and, in the absence of special instruction, may be cumulated in the manner authorized by the laws of Oregon, that is, either by giving one nominee for director as many votes as the number of directors to be elected (and for whose election the shareholder has a right to vote), such number being nine (9) for 1996, multiplied by the number of shares owned by the shareholder, or by distributing such votes on the same principal among any number of nominees.

        It is necessary that a majority of the outstanding common stock be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

        ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING
FINANCIAL STATEMENTS AND SCHEDULES. Requests for the Form 10-K should be addressed to Dennis P. Kelly, Vice President, Finance and Treasurer, at
P.O. Box 580, Albany, Oregon 97321.



                                                SECURITY OWNERSHIP OF
                                      CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at February 28, 1996,
(i) by each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each of the Company's directors and certain executive officers with annual salaries and bonuses in excess of $100,000; and (iii) by all directors and named executive officers of the Company as a group.


                                        SHARES     PERCENTAGE
                                     BENEFICIALLY      OF
    NAME OF BENEFICIAL OWNER            OWNED(1)     COMMON
                                                      STOCK

Oregon Metallurgical Corporation
Employee Stock Ownership Plan,
530 SW 34th Avenue, Albany, OR  97321  3,745,879      33.7%


David L. Babson & Co., Inc.,
One Memorial Drive,
Cambridge, MA 02142-1300 (5)             575,400       5.2%

Carlos E. Aguirre (2)(6)                  17,057        *

Gilbert E. Bezar                           2,350        *

Thomas B. Boklund                              0        *

Robert P. Booth                           14,438        *

Roger V. Carter                            5,350        *

Nicholas P. Collins                        7,750        *

Howard T. Cusic                            4,800        *

David G. Floyd (2)(6)                     24,649        *

Dennis P. Kelly (4)(6)                    10,193        *

David H. Leonard                           5,150        *

James S. Paddock (3)                     202,000       1.8%

James R. Pate                              2,050        *

Steven H. Reichman (2)(6)                  8,892        *

Orval N. Thompson                          3,635        *

All directors and executive
officers as a group
(15 persons) (2)(4)(6)                308,564.00       2.8%


*       Less than 1%
<F1>    Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.
<F2>    Shares beneficially owned are in Mr. Aguirre's, Mr. Floyd's, and Mr.
        Reichman's ESOP accounts.
<F3>    Shares shown include 200,000 which are issuable under a warrant agreement with Mr. Paddock.
<F4>    Shares shown include 9,433 beneficially owned, which are in Mr.
        Kelly's ESOP account, and 500 shares in which voting and investment power is shared.
<F5>    Shares shown include 180,100 shares in which voting power is shared.
<F6>    Shares include 260 shares to be contributed to the Savings Plan for
        Messrs. Aguirre, Floyd, Kelly, and Reichman.

        The Oremet ESOP provides that the ESOP Trustee (Key Trust Company of the Northwest) shall vote all Common Stock of the Company held by the ESOP as directed by the ESOP Administrators in accordance with the directions of the participants. Each participant has the right with respect to Common Stock allocated to his or her ESOP account to direct the ESOP Trustee how to vote in any matter put to a shareholder vote. With respect to any Common Stock which has not been allocated to a participant's ESOP account or Common Stock as to which the ESOP Trustee has not received direction from any participant, the ESOP Trustee is required to vote the stock in accordance with a secondary vote of participants.

        The ESOP provides that, in the event of a tender or an exchange offer, each participant will have the right to determine whether the shares allocated to his or her ESOP account should be tendered or exchanged. Unallocated shares, or nondirected shares, are subject to tender or exchange in accordance with a secondary vote of participants.



                                                ELECTION OF DIRECTORS

        The board of directors of the Company consists of nine members. The board of directors held five meetings during the last fiscal year. During the portion of 1995 for which he was a director, each incumbent director attended at least 75% of the total of (i) the meetings of the board of directors and (ii) the meetings held by all committees of the board of directors on which he served.

        All nominees named for election are presently members of the board of directors except Mr. Boklund. The term of office for which each nominee is a candidate will expire at the annual meeting of shareholders in 1997, and until a successor is elected. The accompanying proxy, when properly executed and returned to the Company, will, unless otherwise indicated, be voted for the nominees. If any nominee should become unavailable for election (an event which management does not anticipate), the proxy will be voted for the election of such substitute nominee as may be designated by the board of directors. The board of directors does not have a nominating committee. Nominations for directors are made by the board of directors as a whole. All nominees have indicated they will serve if elected.
Beginning in 1997, directors, other than the President, must be under age
72, and have less than twelve years of cumulative service as a director. Messrs. Bezar and Cusic will exceed the maximum age and years of service allowed for election to the Board in 1997.

        The Articles of Incorporation of the Company currently provide that, so long as 25 percent of the Company's outstanding stock is held by the ESOP and Oremet Savings Plan, management's nominees to the board of directors must include the President of the Company, three directors that are unaffiliated with the Company's hourly (union) or salaried (non-union) employees, two persons selected by hourly employees and two selected by salaried employees of the Company, and one person to be selected at the discretion of the board. In the event that less that 25 percent of the Company's outstanding stock is held by the Oremet ESOP and Oremet Savings Plan, the nominees by the hourly and the salaried employees are reduced to one for each group.

                                                      DIRECTORS

        Information with respect to each person nominated for election as a director is set forth below.

        Carlos E. Aguirre, Ph.D., age 52, the President and Chief Executive Officer of the Company, has been a director since June, 1993. Mr. Aguirre served as President of Axel Johnson Metals, Inc. from 1982 to 1993. Prior to that, Mr. Aguirre was the Vice President of Technology at Ingersoll-Johnson Steel Corporation from 1979 to 1982.

        Gilbert E. Bezar, age 65, has been a director of the Company since 1983. He was Vice President, Administration of Armco Inc.'s Strategic Metals Group from 1981 to 1985. He also held the similar position with Owens-Corning Fiberglas Corporation from 1985 until his retirement in 1988.

        Thomas B. Boklund, age 56, will replace Mr. Booth as director. He has been employed by Oregon Steel Mills, Inc., since 1973 and was President and CEO from 1982 to 1992, and, since 1992, CEO and Chairman of the Board. Mr. Boklund is also a director of Paragon Trade Brands, Inc., and a Trustee of the William G. Gilmore Foundation.

        Roger V. Carter, age 66, selected by the salaried employees, has been a director of the Company since 1990. He has been an independent metals technology consulting engineer since 1986. He was employed by the Boeing Company from 1954 and served as Chief Metallurgist and Manager of Metals Technology at the time of his retirement in 1986.

        Nicholas P. Collins, age 63, selected by the salaried employees, has been a director of the Company since 1990. He is the Vice Chairman of ESCO Corporation, a steel technology company, where he has been employed since 1957.

        Howard T. Cusic, age 71, has been a director of the Company since 1980 and is Chairman of the board of directors. He retired as Senior Vice President of Owens-Corning Fiberglas Corporation in 1989 and was Group Vice President for Armco from 1981 to 1985. From 1973 to 1985, he was also President of HITCO, which was a wholly owned subsidiary of Owens-Corning Fiberglas Corporation from September 1985 to January 1987.

        David H. Leonard, age 49, selected by the hourly employees, has been a director of the Company since 1989. He has been a partner of the Salem, Oregon, law firm of Churchill, Leonard, Brown, Lodine and Hendrie, since
1976.

        James S. Paddock, age 54, became a director in September 1994. Since September 1994, he has been a Vice President of the Company and President, Chief Executive Officer and Chief Operating Officer of Titanium Industries, Inc., an 80% owned subsidiary of the Company. From

1986 to 1994 Mr. Paddock was the President, Chief Executive Officer and Chief Operating Officer of the predecessor company to Titanium Industries, Inc.

        James R. Pate, age 50, selected by the hourly employees, has been a director of the Company since 1989. He was Manager, Business Services, Oregon Department of Corrections from 1990 to 1993, and is currently the Financial Services Manager, Vocational Rehabilitation Division, Oregon Department of Human Resources.


                                                 EXECUTIVE OFFICERS

        Information about the five executive officers of the Company who are not also members of the board of directors is set forth below.

        John P. Byrne, age 44, has been Vice President, Manufacturing and Engineering, since March 1, 1995. Mr. Byrne was President of Byrne & Associates in 1994. Mr. Byrne was President and CEO of TiLine, Inc., and then its successor company, IMI Titanium, Inc., from 1986 to 1994.

        David G. Floyd, age 53, has been Vice President, Commercial, since July, 1991. Mr. Floyd was Managing Director, International Sales for RMI Titanium Company from 1984 to 1991.

        Dennis P. Kelly, age 49, was appointed Vice President, Finance, Chief Financial Officer and Treasurer of the Company in October 1993. Mr. Kelly was the Vice President Finance, Chief Financial Officer and Treasurer of Titanium Metals Corporation from 1985 to 1993.

        Steven H. Reichman, age 52, has been Vice President, Technology and Corporate Development since November, 1993. Mr. Reichman was Director of R & D at Wyman Gordon Company from 1983 to 1993.

        Orval N. Thompson, age 81, has been Secretary and General Counsel for the Company since 1956 and was Treasurer until April 1988. Mr. Thompson has been a director of the Company from April 1988 and until September
1994, and for various periods since the Company was incorporated. Mr. Thompson is of counsel to the law firm of Weatherford, Thompson, Quick & Ashenfelter, P.C., of Albany, Oregon.


                                          COMMITTEES OF BOARD OF DIRECTORS

        The board of directors has an executive committee, an audit committee and a finance/compensation committee.

        The Executive Committee currently consists of Mr. Cusic, Chairman, Mr. Aguirre, Mr. Collins, and Mr. Leonard. The committee has authority to act on behalf of the board on all but major corporate actions which are reserved by law to the full board. In practice, the committee meets in place of the full board when pressing matters arise which require action between regularly scheduled meetings of the board.
All actions taken by the committee are reported at the next board meeting.
The committee held two meetings during 1995.

        The Audit Committee currently consists of Mr. Bezar (Chairman), Mr. Pate, and Mr. Carter. The audit committee, which met three times during the fiscal year, is responsible for (i) nominating independent auditors for selection by the board of directors, (ii) reviewing the planned scope of the independent audit, (iii) reviewing the results of the independent auditors' examination, (iv) reviewing annual financial statements prior to issuance, and (v) reviewing internal financial control procedures.

        The Finance/Compensation Committee, which currently consists of Mr. Collins, Chairman, Mr. Bezar, Mr. Cusic, and Mr. Leonard, held three meetings during 1995. The Finance/Compensation Committee, when requested by the board, reviews and advises the board on fiscal and compensation matters.


                                                 COMPENSATION POLICY

        The Finance/Compensation Committee (the "Committee") consists of four
(4) Directors, none of whom are executive officers of the Company. The Committee advises the Board on compensation matters when requested by the Board. The Committee's policy is to review and establish executive compensation to insure that base pay and current compensation are at competitive levels to reward performance, and to provide incentive systems reflecting financial performance and an alignment with shareholder interests. The Committee has established executive officers' compensation based on (1) the Company's historical pattern of encouraging employee ownership through the ESOP and other stock compensation programs; (2) the special circumstance of the recent acquisition of Titanium Industries, Inc.; and (3) current and long-term incentive programs to reward and retain executive officers.

        William M. Mercer, Inc., prepared an Executive Compensation Study Report for 1995, and the Committee adopted certain recommendations of that Report with respect to establishing annual base salaries for executive officers, an annual incentive program for executive officers, and a long-term incentive program based on stock appreciation rights. The Report also reviewed directors' compensation.

        BASE PAY. The Board awards compensation packages that it believes are competitive with other companies in order to attract and retain executives. Pursuant to such policy, the Board authorized employment contracts for the following new or vacant positions during the last few years: President and Chief Executive Officer (Mr. Aguirre); Vice President, Commercial (Mr.
Floyd); Vice President, Finance, Chief Financial Officer and Treasurer (Mr. Kelly); and Vice President, Technology and Corporate Development (Mr. Reichman). The agreements with the executive officers of the Company generally provide for a base compensation, a bonus paid at the time of execution of the agreement, and an annual bonus for years before 1995. Relocation expenses were not awarded under the executive officers' employment agreements.

        Mr. Aguirre's base compensation takes into account the Executive Compensation Study Report, and is based on comparisons with compensation paid to executives in comparable companies, and his qualifications.

        The Company established a Stock Compensation Plan for salaried and hourly employees during 1995 where all employees, except executive officers, receive one share of Oremet common stock for each $100 of compensation earned. Executive officers of the Company are paid the cash equivalent due to constraints on their ability to sell company stock.

            COMPENSATION POLICIES AND TITANIUM INDUSTRIES, INC., ACQUISITION

        The Company entered into several agreements with Mr. Paddock at the time of the Company's acquisition of Titanium Industries, Inc. ("TII") in order to assure the continued services of Mr. Paddock as President, Chief Executive Office and Chief Operating Officer after the acquisition. Mr. Paddock's compensation and benefits are paid by TII.

        A Corporate Organization and Shareholders Agreement ("COSA") between Mr. Paddock and Oremet sets forth the rights of Mr. Paddock as the minority shareholder of TII. The COSA provides Mr. Paddock with an annual right to sell to Oremet up to 50,000 of his 200,000 TII shares starting in 1999, and obligates Oremet to purchase at least 30,000 shares annually from Mr. Paddock starting in 2004. Mr. Paddock also entered into a Non-Competition and Confidentiality Agreement with both TII and Oremet, and was issued a warrant to purchase 200,000 shares of Oremet stock at $6.375 per share.

        Mr. Paddock entered into employment agreements with the Company and TII making him a Vice President of Oremet, and President, Chief Executive Officer and Chief Operating Officer of TII. Under the employment agreement with TII, Mr. Paddock is paid an annual salary of $235,000, and TII will institute an incentive bonus program that will reward Mr. Paddock an annual bonus based on TII's financial performance compared to key performance targets set by the TII board of directors each year. Mr. Paddock participates in the TII Savings Plan. If Mr. Paddock voluntarily terminates his employment, or is terminated for cause, as defined in the agreement, the warrants (or underlying shares, if the warrants are exercised) to purchase Oremet stock, and the shares held by Mr. Paddock in TII, are partially forfeitable in accordance with schedules in the respective agreements.


                                            PERFORMANCE AND COMPENSATION

        ESOP AND EXCESS BENEFIT PLANS. In adopting the ESOP and related Excess Benefit Plan, the Board stated its belief that participation of employees in the growth and profits of the corporation through the ESOP would be a benefit to the corporation. Executive officers of the Company have acquired the following cumulative number of shares in their ESOP accounts: Mr. Aguirre, 16,797; Mr. Floyd, 24,389; Mr. Reichman, 8,632; and
Mr. Kelly, 9,433.   Mr. Paddock and Mr. Thompson are not eligible to
participate in the ESOP.  All shares under the

ESOP and Excess Benefit Plan were allocated during 1994, and no further shares remain to be allocated

        SAVINGS PLAN: Effective January 1, 1995, the Company adopted a Savings Plan containing salary reduction features in which executive officers participate other than Mr. Paddock and Mr. Thompson who are not eligible. The Company contributes one share of Oremet common stock for each day that an employee works. As part of such plan, the Company also makes a matching contribution based on the employee's contribution and the profitability of the Company. In no event will such match exceed 3% of an employee's compensation.

        ANNUAL INCENTIVE PROGRAM: The annual incentive program, in which executive officers other than Mr. Paddock and Mr. Thompson participate, emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity (ROE). The Committee believes incentive opportunities are commensurate with the performance required to achieve increasingly higher levels of ROE. Performance above a specified ROE threshold level is required before any incentives are paid. Because ROE is used to measure performance, the Committee believes total direct compensation (base salary plus annual incentive) is positively correlated with the performance of the Company. No payments were made under the program for 1995. Mr. Paddock participates in a separate program which is based on the profitability of TII.

        LONG-TERM INCENTIVE PROGRAM: The Company adopted a Stock Appreciation Rights Plan in December of 1995 under which phantom stock appreciation rights ("SARs") are awarded to certain key executive officers and senior managers. 166,500 SARs were granted in December 1995, of which 96,000 were granted to named executive officers. Such grants will be awarded periodically to executive officers of the Company as determined by the Board of Directors other than interested directors. The SARs vest as follows: Less than second anniversary of grant ("anniversary"), 0%; second anniversary, 50%; third anniversary, 75%; fourth anniversary, 100%. The
SARs also fully vest upon the death or disability of the participant, or upon a change in control of Oremet. Units will be forfeited if the participant is terminated for "cause" (as defined in the Plan). The SARs are payable only in cash, and the employee receives the difference between the market value of Oremet Common Stock on the date of exercise, less the grant price. The Plan will expire in 2005 unless extended by the Board of Directors.

        SUPPLEMENTAL PENSION PLAN. The Company has also implemented a supplemental non-qualified pension plan for salaried employees, including executive officers other than Mr. Paddock and Mr. Thompson, whose benefits under the Oremet Salaried Employees Pension Plan are limited by application of certain tax laws. Payments to participants in the Supplemental Pension Plan do not accrue until a participant terminates service with the Company.

        The tables which follow and accompanying narrative and footnotes reflect the above policies.



Gilbert E. Bezar   Howard T. Cusic   Nicholas P. Collins   David H. Leonard

                                             SUMMARY COMPENSATION TABLE

        The following table summarizes compensation for the last three years (or since commencement of employment if less than three years) for the Chief Executive Officer and for the next four most highly-compensated executive officers of the Company whose total annual salary and bonuses for the last year exceeded $100,000.

                                                                                                SUMMARY COMPENSATION TABLE

                                                                                         Long Term Compensation
                                                                                  __________________________________
                                          Annual Compensation                        Awards                Payouts
______________________________________________________________________________________________
                                                                          Restricted      Securities                   All Other
Name and                                                  Other Annual        Stock        Underlying       LTIP        Compen-
Principal                           Salary      Bonus     Compensation       Award(s)      Options/SAR     Payouts      sation
Position                 Year         ($)        ($)        ($)(1)[2]          ($)             (#)           ($)        ($)[3]
________________________________________________________________________________________________________________________________
Carlos E. Aguirre        1995      $220,993           0       $ 27,872          0             45,000           0        $  4,335
  President & CEO        1994      $195,000    $ 40,000              0          0                  0           0        $105,357
                         1993      $ 97,500    $105,000                         0                  0           0        $ 67,042

James S. Paddock         1995      $225,000    $180,000              0          0                  0           0        $  4,500
  Vice President         1994      $ 65,000    $ 90,000              0          0                  0           0        $  1,125
  (President & CEO       1993[4]          0           0              0          0                  0           0               0
  of Titanium
  Industries, Inc.)

Dennis P. Kelly          1995      $127,300           0       $ 21,725          0             17,000           0        $  3,572
  Vice President         1994      $120,000    $ 10,000              0          0                  0           0        $ 70,318
  Finance &              1993      $ 27,325    $ 50,000              0          0                  0           0        $ 16,706
  Treasurer

Steven H. Reichman       1995      $119,600           0       $ 15,287          0             17,000           0        $  3,470
  Vice President         1994      $115,000    $ 10,000              0          0                  0           0        $ 64,757
  Technology &           1993      $ 16,586    $ 35,000              0          0                  0           0        $ 11,690
  Corporate

David G. Floyd           1995      $130,449           0       $ 16,323          0             17,000           0        $  3,604
  Vice President,        1994      $124,825           0              0          0                  0           0        $ 56,290
   Commercial            1993      $122,956           0              0          0                  0           0        $ 39,781

        <F1>    Includes cash payments under Stock Compensation Plan based on
                market value of Company stock at time of payment.   Also
                includes, for Mr. Kelly, vacation entitlement of $4,798.

        <F2>    Certain perquisites and personal benefits which were less than the lesser of $50,000 or 10% of the individual's bonus and salary are not shown.

        <F3>    Includes, for Mr. Paddock, contributions to TII Savings Plan.
                For Messrs. Aguirre, Kelly, Reichman and Floyd, represents Company contributions to be made to the Savings Plan (260 shares each) for 1995, and contributions to the ESOP and Excess Benefit Plan for 1994 and 1993. Mr. Paddock does not participate in the ESOP or Excess Benefit Plan.

        <F4>    Mr. Paddock was not employed by the Company in 1993.



                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
             __________________________________________________
               Number of    % of Total
               Securities  Options/SARs
               Underlying   Granted to   Exercise                 Grant
              Options/SARs  Employees    or Base                  Date
                 Granted    in Fiscal     Price    Expiration    Present
   Name          (#)[1]      Year[2]    ($/Sh.)[3]    Date      Value $[4]
__________________________________________________________________________

Carlos E. Aguirre  45,000      27%        $10.25    Dec. 2005   $186,750
 President & CEO

Dennis P. Kelly    17,000      10%        $10.25    Dec. 2005   $ 70,550
  Vice President
  Finance &
  Treasurer

Steven H. Reichman 17,000      10%        $10.25    Dec. 2005   $ 70,550
  Vice President
  Technology &
  Corporate

David G. Floyd     17,000      10%        $10.25    Dec. 2005   $ 70,550
  Vice President
  Commercial

<F1>    Vesting is as follows:  Less than 2 years from grant, 0%; 2 years,
        50%; 3 years, 75%; 4 years, 100%. Full vesting also accrues upon death or disability, or change in control of Oremet.
<F2>    Based on total options granted to employees of 166,500.
<F3>    Fair market value at date of grant.
<F4>    Black-Scholes Model Value of $4.15 per SAR.

                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND FY-END OPTION/SAR VALUES

                                             Number of
                                             Securities    Value of
                                             Underlying    Unexercised
                                             Unexercised   In-the-Money
                                             Options/SARs  Options/SARs
                                             at FY-End(#)  at FY-End($)
              Shares Acquired     Value      Exercisable/  Exercisable/
Name           on Exercise(#)   Realized($)  Unexercisable Unexercisable[1]
___________________________________________________________________________

Carlos E. Aguirre    0               0           0/45,000      $0/50,625
  President & CEO
___________________________________________________________________________
Dennis P. Kelly      0               0           0/17,000      $0/19,125
  Vice President
  Finance & Treasurer
___________________________________________________________________________
Steven H. Reichman   0               0           0/17,000      $0/19,125
  Vice President
  Technology &
  Corporate
___________________________________________________________________________
David G. Floyd       0               0           0/17,000      $0/19,125
  Vice President
  Commercial
___________________________________________________________________________

<F1>    Market value of Company's common stock at exercise or year-end, minus the exercise price.


        SEVERANCE ARRANGEMENTS. If there is a change in the ownership of a majority of the outstanding capital stock of the Company, other than in accordance with the existing ESOP, and within one year thereafter there is an involuntary termination of employment, Mr. Aguirre will be paid two years salary as severance pay and continue to be eligible for all pension benefits otherwise available to him from the Company at the end of the severance pay period. Involuntary termination shall include a reduction in compensation or a reduction of responsibility.

        The employment agreements with executive officers of the Company generally provide that, in the event employment is terminated other than for cause, the officer will receive between six months and one year's base salary as a severance.

        Mr. Paddock's Employment Agreement with Titanium Industries, Inc., provides that if his employment is involuntarily terminated, in addition to receiving compensation for the remaining period of the agreement, he will receive two times his base compensation and bonus for the prior calendar year. If TII does not renew Mr. Paddock's employment at any renewal date before December 31, 2005, Mr. Paddock will be paid 75 percent of his annual base compensation for two years as a severance settlement.

        PENSION PLAN. The following table shows the estimated annual pension benefits under the Company's qualified defined benefit pension plan, as well as non-qualified supplemental pension plans that provide benefits for participants that would otherwise be denied by reason of certain Internal Revenue Code limitations on plan benefits. Benefits are payable on normal retirement at age 65 based on a straight single life annuity at specified salary levels (based on the highest average of five (5) consecutive years) with various years of service.

                          Y E A R S   O F   S E R V I C E
               ====================================================
SALARY              10        20        25        30        40
               ====================================================

$100,000          22,500    45,000    46,500    55,800    72,150
 120,000          27,100    54,200    56,050    67,260    86,930
 140,000          31,700    63,400    65,600    78,720   101,710
 200,000          45,500    91,000    94,250   113,100   146,050
 250,000          57,000   114,000   118,125   141,750   183,000
 300,000          68,500   137,000   142,000   170,400   219,950


        The benefits listed above are not subject to any deduction for social security benefits or other offset amounts. Salary used in determining retirement benefits generally consists of an employee's specified annual salary, including bonuses, as adjusted to the generally higher levels in existence prior to the implementation of the ESOP. The Company's executive officers named in the Summary Compensation Table have the following credited years of service under the plan as of January 1, 1996: Mr.
Aguirre, two years; Mr. Kelly, two years; Mr. Reichman, two years; Mr. Floyd, five years; and Mr. Paddock, zero years.

        RETAINERS AND COMPENSATION OF DIRECTORS. Each member of the board of directors, excluding Mr. Aguirre, Mr. Paddock and the Chairman of the
Board, receives 650 shares of Company stock per year as a retainer. The Chairman of the Board receives 1,000 shares of Company stock per year as a
retainer.   Each member of the board of directors, excluding Mr. Aguirre,
Mr. Paddock and the Chairman of the Board, is paid $6,000 per year, plus
$700 for each board meeting attended, $600 for each meeting of a board committee attended, and $250 for each meeting of the ESOP committee attended that is not on the same day as a board meeting. The Chairman of the board receives $9,000 per year and an additional $1,200 for each day, or portion of a day, he spends on Company business. All directors are reimbursed for travel expenses incurred in attending board and committee meetings. Under the Company's Deferred Compensation Plan for directors, directors of the Company may defer their compensation until after they cease serving as directors but before they reach age 70. Amounts deferred earn interest at an annual rate of 10% and are payable in cash either in a lump sum or in up to five annual installments.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. For 1995, no member of the Compensation Committee was an officer or employee of Oremet.

        PERFORMANCE GRAPH. Set forth below is a line-graph comparing the yearly percentage change and cumulative shareholder return on Oremet common stock with the cumulative total return of the Index for the NASDAQ Stock Market (U.S. Companies) and a titanium industry group consisting of RMI Titanium Company and Tremont Corporation.

                              COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                                                Performance Graph for
                                          Oregon Metallurgical Corporation

Prepared by the Center for Research in Security Prices
Produced on 01/30/96 including data to 12/29/95

    DATE              COMPANY INDEX     MARKET INDEX     PEER INDEX

12/31/90                 100.000           100.000         100.000
01/31/91                 127.586           111.085          98.284
02/28/91                 127.586           121.770         125.030
03/28/91                 128.414           129.918         139.391
04/30/91                 121.280           130.741         122.344
05/31/91                 115.929           136.742         119.012
06/28/91                  98.094           128.414         107.717
07/31/91                 121.280           136.016         108.922
08/30/91                 103.444           142.778         108.874
09/30/91                  99.877           143.303         104.445
10/31/91                 107.012           148.057          93.345
11/29/91                  82.042           143.093          87.522
12/31/91                  87.393           160.564          77.454
01/31/92                 110.579           169.953          98.450
02/28/92                 110.579           173.805          95.059
03/31/92                  99.877           165.601          97.396
04/30/92                  92.743           158.500          96.442
05/29/92                  85.609           160.559          91.950
06/30/92                  74.908           154.282          88.757
07/31/92                  67.774           159.746          89.759
08/31/92                  67.774           154.865          80.736
09/30/92                  62.423           160.622          70.515
10/30/92                  57.073           166.948          55.895
11/30/92                  53.506           180.230          54.914
12/31/92                  57.073           186.866          47.852
01/29/93                  64.207           192.185          46.841
02/26/93                  59.748           185.016          51.401
03/31/93                  64.207           190.371          51.401
04/30/93                  80.259           182.247          45.853
05/28/93                  87.393           193.134          44.820
06/30/93                  92.743           194.026          44.303
07/30/93                  89.176           194.256          43.294
08/31/93                  78.475           204.297          44.310
09/30/93                  73.125           210.382          45.319
10/29/93                  65.990           215.110          40.285
11/30/93                  64.207           208.695          40.788
12/31/93                  67.774           214.511          39.780
01/31/94                  76.692           221.022          45.320
02/28/94                  87.393           218.957          46.831
03/31/94                  78.475           205.488          38.774
04/29/94                  73.125           202.821          37.262
05/31/94                  76.692           203.317          40.271
06/30/94                  85.609           195.885          37.365
07/29/94                  78.475           199.907          40.200
08/31/94                  74.908           212.649          40.200
09/30/94                  82.042           212.104          46.056
10/31/94                  92.743           216.271          59.709
11/30/94                  94.527           209.096          61.367
12/30/94                 103.444           209.686          66.890
01/31/95                 103.444           210.786          59.063
02/28/95                  96.310           221.922          56.787
03/31/95                  99.877           228.493          63.004
04/28/95                 112.362           235.677          68.028
05/31/95                 124.847           241.778          66.585
06/30/95                 137.331           261.361         106.078
07/31/95                 158.734           280.535         101.721
08/31/95                 174.785           286.237         101.665
09/29/95                 181.920           292.820         118.040
10/31/95                 131.981           290.996         100.086
11/30/95                 155.167           297.839          93.693
12/29/95                 162.301           296.304          95.94

_____________________________________________________________________________________________________________________________

                                                                                                 LEGEND

          Symbol                 CRSP Total Returns Index for:     12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
______________________________   ____________________________      ________  ________  ________  ________  ________  ________

<THIN LINE WITH SQUARE>          Oregon Metallurgical Corporation    100.0      87.4      57.1      67.8     103.4     162.3
<ELLIPSIS & EM DASH WITH STAR>   Nasdaq Stock Market (US Companies)  100.0     160.6     186.9     214.5     209.7     296.3
<DASHES WITH TRIANGLE>           Self-Determined Peer Group          100.0      77.5      47.9      39.8      66.9      95.9

Companies in the Self-Directed Peer Group
    R M I TITANIUM CO                       TREMONT CORP NEW


NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/31/90.
______________________________________________________________________________

                                      TRANSACTIONS WITH MANAGEMENT AND OTHERS

        In 1995 the Company paid Weatherford, Thompson, Quick & Ashenfelter, P.C., $134,816 as attorneys' fees, and Mr. Thompson's salary for his position as Secretary.


                                           INDEPENDENT PUBLIC ACCOUNTANTS

        The board of directors has appointed the accounting firm of Coopers & Lybrand, 400 Country Club Road, Suite 300, Eugene, Oregon 97401, as its principal accountant to audit Oremet's financial statements for the 1996 calendar year. Coopers & Lybrand also examined and certified the financial statements for Oremet for the year ending December 31, 1995. The Company expects representatives of Coopers & Lybrand to be present at the annual meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.


                                         1997 ANNUAL MEETING OF SHAREHOLDERS

        The 1997 Annual Meeting of Shareholders is scheduled to be held in Albany, Oregon, on April 24, 1997. Specific proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must comply with the requirements of the Securities Exchange Act of 1934, as amended, and be received by the Company's Corporate Secretary by November 15, 1996, for inclusion in its 1997 proxy materials.


                                                    OTHER MATTERS

        Management knows of no matters to be brought before the meeting other than those described above. However, should any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment.


                                              MISCELLANEOUS INFORMATION

        The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, some solicitations may be conducted by telephone, telegraph, facsimile transmissions and personal interviews by a few regular employees of the Company.

        The Company does not expect to pay any compensation for the solicitations of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable expenses for furnishing shareholder lists and sending proxy material to principals and obtaining their proxies.



                                            ___________________________________
                                            Albany, Oregon  97321


                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            ORVAL N. THOMPSON, Secretary

                                      OREGON METALLURGICAL CORPORATION
                            Proxy solicited on behalf of the Board of Directors
                               Annual Meeting of Shareholders, April 25, 1996

        The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement in connection with the annual meeting above mentioned, and hereby appoints CARLOS E. AGUIRRE and ORVAL N. THOMPSON, and each of them, proxies of the undersigned, with full power of substitution, to attend said annual meeting and any and all adjournments thereof, and to vote all shares of Oregon Metallurgical Corporation stock the undersigned would be entitled to vote if personally present.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED BY THE UNDERSIGNED STOCKHOLDER WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. IF AUTHORITY IS NOT WITHHELD, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




                                     <TRIANGLE> FOLD AND DETACH HERE <TRIANGLE>






                                          OREGON METALLURGICAL CORPORATION

                                           ANNUAL MEETING OF SHAREHOLDERS
                                              THURSDAY, APRIL 25, 1996

1. ELECTION OF DIRECTORS
   FOR all nominees listed below              WITHHOLD AUTHORITY to vote
   (except as marked to the contrary below)   for all nominees listed below
                  / /                                  / /

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     CARLOS E. AGUIRRE     ROGER V. CARTER          DAVID H. LEONARD
     GILBERT E. BEZAR      NICHOLAS P. COLLINS      JAMES S. PADDOCK
     THOMAS B. BOKLUND     HOWARD T. CUSIC          JAMES R. PATE



                                DATED:  ____________________________, 1996

                                __________________________________________
                                                SIGNATURE(S)
                                __________________________________________
                                PLEASE SIGN ABOVE EXACTLY AS YOUR NAME
                                APPEARS ON THE LEFT SIDE HEREOF.  IF MORE
                                THAN ONE NAME APPEARS, ALL SHOULD SIGN.
                                PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR,
                                TRUSTEE, GUARDIAN, CORPORATE OFFICER OR IN
                                ANY OTHER OFFICIAL OR REPRESENTATIVE
                                CAPACITY, SHOULD ALSO PROVIDE FULL TITLE.




                                     <TRIANGLE> FOLD AND DETACH HERE <TRIANGLE>








                                          OREGON METALLURGICAL CORPORATION


                                           ANNUAL MEETING OF SHAREHOLDERS
                                              THURSDAY, APRIL 25, 1996